UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2009 (September 23, 2009)
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On September 23, 2009, PHH Corporation (“PHH”, “Company”, “we” or “our”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to our issuance and sale of $250 million in aggregate principal amount of 4.00% Convertible Senior Notes due 2014 (the “Notes”), which includes the full exercise by the Initial Purchasers of their option to purchase an additional $30,000,000 principal amount of Notes. The offering of the Notes was completed on September 29, 2009. The Notes will mature on September 1, 2014. Upon conversion of the Notes, holders will receive cash up to the principal amount, and any excess conversion value will be delivered, at our election, in cash, shares of our common stock or a combination of cash and common stock.
The net proceeds from the offering were approximately $241.9 million. We used a portion of such proceeds of the offering to pay the cost to us of the convertible note hedge transactions that we entered into with affiliates of certain of the initial purchasers, taking into account the proceeds to us of the warrant transactions (described under “Convertible Note Hedge and Warrant Transactions” below). We intend to use the balance of the proceeds of the offering and from the sale of the warrants to affiliates of certain of the initial purchasers, to reduce the principal balance outstanding under the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended, among the Company, a group of lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended Credit Facility”).
The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Note Hedge and Warrant Transactions
Concurrently with the pricing of the Notes, on September 23, 2009, the Company entered into convertible note hedging transactions (collectively, the “Note Hedges”) with respect to our common stock (the “Purchased Options”) with affiliates of certain of the Initial Purchasers (collectively, the “Option Counterparties”). The Purchased Options cover, subject to adjustments substantially similar to those in the Notes, up to 8,525,484 shares of our common stock. The Purchased Options are expected generally to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of our common stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes.
Separately and concurrently with the pricing of the Notes, on September 23, 2009, the Company entered into warrant transactions (collectively, the “Warrant Transactions”), whereby we sold to the Option Counterparties warrants to acquire, subject to adjustments, up to 8,525,484 shares of our common stock (the “Sold Warrants”). The Sold Warrants could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the Sold Warrants during the measurement period at their maturity.
The Note Hedges and Warrant Transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options and Sold Warrants.
In connection with the Note Hedges and Warrant Transactions, we entered into confirmation letters with the Option Counterparties (collectively, the “Confirmations”) setting forth the terms and conditions of the Note Hedges and Warrant Transactions.
Relationships
The Initial Purchasers have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The Initial Purchasers may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, affiliates of the Initial Purchasers are lenders under our Amended Credit Facility, and certain other existing funding arrangements to which we or certain of our subsidiaries are parties. After payment of the cost of the Note Hedges, taking into account the proceeds of the Warrant Transactions, we intend to use the remainder of the net proceeds from the issuance of the Notes to reduce the principal balance under our Amended Credit Facility.

The foregoing summary of the Purchase Agreement, Note Hedges, Warrant Transactions and Confirmations set forth above is qualified in its entirety by reference to the full text of the Purchase Agreement, Master Terms and Conditions for Convertible Note Hedging Transactions, Master Terms and Conditions for Warrant Transactions and the Confirmations, copies of which are attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13, respectively, and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.
On September 23, 2009, as further described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above, the Company agreed to sell warrants to acquire, subject to adjustments, up to 8,525,484 shares of our common stock, at an exercise price of $34.74 per share, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Purchase Agreement dated September 23, 2009, by and between PHH Corporation, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers

10.2	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.3	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.4	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.5	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.6	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.7	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.8	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.9	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.10	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

10.11	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

10.12	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

10.13	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

Dated: September 29, 2009

Index to Exhibits

Exhibit
Number	Description

10.1	Purchase Agreement dated September 23, 2009, by and between PHH Corporation, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers

10.2	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.3	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.4	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.5	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.6	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.7	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.8	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.9	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.10	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

10.11	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

10.12	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.

10.13	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.